NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON DECEMBER 28, 2001


                             NEVADA CHEMICALS, INC.
                            8805 SOUTH SANDY PARKWAY
                                SANDY, UTAH 84070


TO THE SHAREHOLDERS OF NEVADA CHEMICALS, INC.:

         You are cordially invited to attend the Annual Meeting of Shareholders of Nevada Chemicals, Inc. (formerly Mining Services International Corporation) that will be held at the Hampton Inn, 10690 South Holiday Park Drive, Sandy, Utah on Friday, December 28, 2001, commencing at 2:00 p.m. (Mountain Time) for the following purposes:

         1. To elect five Directors to serve until the next Annual Meeting of Shareholders or until their successors shall be elected and duly qualified;

         2. To consider and vote upon a proposal to ratify the appointment of Tanner + Co. to be the Company's independent public accountants for the year ending December 31, 2001; and

         3. To transact such other business as may properly come before the Annual Meeting of Shareholders or at any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on November 16, 2001 as the Record Date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournment or postponement thereof. A list of those entitled to vote will be available for inspection for ten days prior to the meeting at our offices.

                                             By Order of the Board of Directors




Salt Lake City, Utah                         John T. Day
November 28, 2001                            President



                                    IMPORTANT

         Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                             NEVADA CHEMICALS, INC.
                            8805 South Sandy Parkway
                                Sandy, Utah 84070


                                 PROXY STATEMENT
                             _______________________


                         Annual Meeting of Shareholders

                                December 28, 2001



                             SOLICITATION OF PROXIES

         This Proxy Statement is being furnished to the shareholders of Nevada Chemicals, Inc., a Utah corporation (formerly known as Mining Services International Corporation), in connection with the solicitation by our Board of Directors of proxies from holders of outstanding shares of our common stock for use at the Annual Meeting of Shareholders of the Company to be held Friday, December 28, 2001, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to our shareholders on or about November 28, 2001.

         We will bear all costs and expenses relating to the solicitation of proxies, including the costs related to preparing, printing and mailing this Proxy Statement and accompanying material to our shareholders. In addition to the solicitation of proxies by mail, our directors, officers and employees, without receiving additional compensation therefore, may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of our common stock, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with doing so.


                                     VOTING

Record Date

         Our Board of Directors has fixed the close of business on November 16, 2001 as the Record Date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, 7,213,069 shares of our common stock, par value $.001 per share, were issued and outstanding. The holders of record of the shares of common stock on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, a total of 7,213,069 shares are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Proxies

         Shares of our common stock which are entitled to be voted at the Annual Meeting, and which are represented by properly executed proxies, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the five director nominees; (ii) FOR the ratification of the appointment by the Board of Directors of Tanner + Co. to be our independent public accountants for the year ending December 31, 2001; and in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting. We are not currently aware of any other proposals to be considered at the Annual Meeting.

         A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with our President, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the common stock covered by the proxy in person at the Annual Meeting.

Required Vote

         A majority of the outstanding shares of our common stock entitled to vote, represented in person or by properly executed proxy, is required to constitute a quorum. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum. Under the Utah Revised Business Corporations Act, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

         In the election of our directors, shareholders are not allowed to cumulate their votes. The five nominees receiving the highest vote totals will be elected as our directors. For approval of the proposed ratification of our independent public accountants, the votes cast in favor of the proposal must exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against the nominees or the proposed ratification.


                              ELECTION OF DIRECTORS

         At the Annual Meeting five directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors shall be duly elected and qualified. Each of the nominees for director identified below is currently one of our directors. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The five nominees receiving the highest number of votes at the Annual Meeting will be elected.

Nominees for Election as Directors

         Certain information with respect to each nominee is set forth below:

         Nathan L. Wade, 73, has been one of our directors since June 1989. Since 1953, Mr. Wade has been a director and principal owner of Nate Wade Subaru, 1207 South Main, Salt Lake City, Utah 84111, a Utah automobile dealership for new and used automobiles. Mr. Wade was appointed Chairman of our Board of Directors on January 21, 2000.

         Dr. John T. Day, 62, has been our President and Chief Executive Officer since April 1993. He was one of our founders and, from 1979 to 1993, was Executive Vice President with responsibility for plant design, operations, equipment design and construction, and new product development. Dr. Day was appointed to our Board of Directors on November 10, 1986. Dr. Day obtained a B.S. degree in Chemical Engineering from the University of Utah in 1964 and obtained a Sc.D. degree from MIT in 1972.

         James E. Solomon, 51, CPA, was appointed a director in March 2000. Mr. Solomon is owner and chief executive officer of Solomon Advisory Services, a firm that specializes in maximizing value for small to mid-size companies. Mr. Solomon was formerly a financial manager at Exxon Corporation from 1972 to 1980. From 1980 to 1983, Mr. Solomon was Vice President of Farm Management Company, one of the world's largest agricultural companies. Since 1983, Mr. Solomon has been self-employed and is an Adjunct Professor at the Graduate School of Business at the University of Utah and serves as a director of TruDynamics International, Inc., a company based in Scottsdale, Arizona, as well as Yearbook Interactive, Inc., a company based in Salt Lake City, Utah.

         E. Bryan Bagley, 37, was appointed a director on June 28, 2000. Since November 1991, Mr. Bagley has been a market maker for Wilson-Davis & Company, 39
W. Market Street, Salt Lake City, Utah 84111. Prior to his current position, he was a securities trader for over ten years with increasing responsibilities at Covey & Co., Bagley Securities and Wilson-Davis & Company. Mr. Bagley graduated from the University of Utah in 1987 with a Bachelor of Science degree in Economics.

         Frances M. Flood, 45, was appointed as one of our directors on June 28, 2000. Since June of 1998, Ms. Flood has served as Chief Executive Officer and a director of Gentner Communications, a publicly-held corporation. Ms. Flood joined Gentner in October of 1996 as Vice-President of Sales and Marketing and, prior to her current positions, served as President of Gentner since December of 1997. Prior to joining Gentner, Ms. Flood was Area Director of Sales and Marketing for Ernst & Young, LLP, an international accounting and consulting firm. Ms. Flood graduated from Thomas Edison State College with a BSBA degree in Banking and Finance. Ms. Flood also serves as a director of Sound Tube, a privately-held company based in Park City, Utah.


Board of Directors Meetings and Committees

         There were 15 regular meetings of the Board of Directors held during 2000. Each of the Directors attended at least 75% of all meetings of the board of directors and of committee meetings of the board of directors held during 2000, if such director was a member of a committee of the Board of Directors.

         We presently have standing audit and compensation committees of the Board of Directors. Functions of the compensation committee include making recommendations concerning Director and senior management remuneration and overseeing our stock option and other compensation plans. The compensation committee for the year 2000 consisted of Nathan Wade and Garfield Cook. The compensation committee held 2 meetings during 2000. The audit committee consists of Nathan Wade, James Solomon and Frances Flood and held 4 meetings during 2000. The report of the audit committee is included below. Each of the committees normally meets when regular meetings of the Board of Directors are held. No separate compensation is paid for committee attendance or assignments.


Audit Committee Report

         The following paragraphs comprise the report of the Audit Committee of the Board of Directors with respect to our audited financial statements for the fiscal year ended December 31, 2000.

         The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing our internal accounting and financial practices and controls, as well as all services performed by our independent auditors, and recommending the selection of our independent auditors. The Committee is composed of three independent directors, Nathan Wade, James Solomon and Frances Flood. All members of the Committee are financially literate. The Board of Directors has adopted a written charter for the Committee, a copy of which is attached to this proxy statement as Appendix A.

         Following the end of our 2000 year, the Committee reviewed and discussed our audited financial statements with our management. The Committee also discussed with Tanner + Co. ("Tanner"), our auditors, the matters required to be discussed by the American Institute of Certified Public Accountants Statement on Auditing Standards ("SAS") 61, "Communication with Audit Committee." The Committee also received the written disclosures and a letter from Tanner as required by the Independence Standards Board's Standard No. 1, and has discussed with Tanner the independence of Tanner. In determining the independence of Tanner, the Committee considered, among other factors, whether the non-audit services provided by Tanner could impair the independence of Tanner and concluded that such services were compatible with their independence.

         Based upon the review and discussions referenced in the preceding paragraphs, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000.

         AUDIT COMMITTEE

         Nathan Wade
         James Solomon
         Frances Flood

Director Compensation

         During 2000, the non-employee directors each received $7,200 as compensation for serving on the Board of Directors by way of monthly payments of $600. In addition, the non-employee directors receive $1,000 per Board meeting attended and are reimbursed for time spent on extra Board-approved assignments at a per-diem rate of $1,000. During 2000, the following directors received compensation for extra Board-approved assignments: Garfield Cook $5,000, James Solomon $12,000 and James Sight $7,000. Employee members of the Board of Directors received no additional compensation for attendance at meetings of the Board of Directors. During 2000, the Board of Directors approved the issuance of stock options to the Directors based on the increased time commitments required as members of the Board of Directors and perceived increased risk of liabilities on the part of Directors. On August 2, 2000, each Director was granted 39,500 stock options at an exercise price equal to the market price existing on the date of grant of $1.4375. These options are immediately exercisable for a period of five years. The options are subject to the terms and conditions of our 1988 Stock Option Plan.

         Messrs. Sight and Cook have chosen not to stand for election to the Company's Board for the year 2002. For outstanding service as outside independent directors, the Board has chosen to provide them with a bonus for their nearly two years of service to the Company. Garfield Cook served as co-chairman of the Board, directed the review of the BLA Trust litigation and served as lead negotiator with the managers of the Company who were terminated in connection with the sale of the Company's explosives business to Union Espanola de Explosivos S.A. ("UEE"). Mr. Cook will receive a total of $103,000, or an average of $51,500 per year. James Sight served as the lead negotiator in the sale of the explosives business to UEE, and he will receive a total of $160,000, or approximately $80,000 per year for his services. The negotiations with UEE extended over 18 months. These gentlemen will also surrender to the Company the stock options previously granted to them.

         On November 19, 2001, the Board of Directors approved the issuance of 40,000 stock options each to Mr. Solomon and Ms. Flood and 30,000 stock options each to Messrs. Wade, Day and Bagley. The options have an exercise price of $1.21, equal to the market price existing on the date of grant, and are immediately exercisable for a period of five years.

                               EXECUTIVE OFFICERS

         We currently have as executive officers Dr. Day as President, CEO and Secretary, and Dennis Gauger, CPA, as Chief Financial Officer. Biographical information with respect to Dr. Day is included under "Election of Directors."

         Mr. Gauger is a licensed Certified Public Accountant in Utah and Nevada. He has served several companies as a financial executive, corporate troubleshooter and consultant. Mr. Gauger worked for Deloitte & Touche LLP, an international accounting and consulting firm, for 22 years, including 9 years as an accounting and auditing partner, where he directed domestic and international firm interactions with senior executive management, audit committees, and boards of directors. He has an extensive background in SEC accounting and reporting, initial public offerings, mergers and acquisitions, technical accounting issues, employee benefit plans, financing and operations. Mr. Gauger has also served as president and CFO for both private and public companies. He has experience in several industries, including manufacturing, high technology, software, internet, retail and distribution, financial services, hospitality, mining and real estate.

                             EXECUTIVE COMPENSATION

         Set forth below is information concerning the annual and long-term compensation for services in all capacities to us and our affiliates for the fiscal years ended December 31, 2000, 1999 and 1998 of those persons who were, as of November 14, 2001, (i) the Chief Executive Officer and (ii) the other executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2000 (the "Named Executive Officers"). In connection with the sale of the explosives business to UEE on November 15, 2001, all executive officers other than Dr. Day terminated their employment with the Company and surrendered to the Company all previously issued stock options.

Compensation of Executive Officers

         The following table summarizes compensation received by the Named Executive Officers for the three fiscal years ended December 31, 2000, 1999 and 1998.

                                                                                Long-Term Compensation
                                                                              -------------------------
                                                Annual Compensation             Restricted     Securities
                                                                Other Annual       Stock       Underlying      All Other
                                          Salary     Bonus      Compensation       Awards        Options      Compensation
      Name and Position         Year        $        $ (1)          $ (2)            $             #             $ (3)
Dr. John T. Day                 2000      175,000          -          14,452             -         49,500           4,155
   President and Chief          1999      175,000    100,000          19,123             -              -           7,477
   Executive Officer            1998      120,000    132,000          20,601             -              -           3,600

Duane W. Moss                   2000      115,000          -           8,056             -         10,000           5,573
   Senior Vice President,       1999      100,000     10,000           4,550             -              -           3,087
   General Counsel and          1998       80,000     10,000           6,110             -              -           2,255
   Secretary

Dr. Douglas W. Later            2000      112,500          -           3,844             -         10,000           2,446
   Vice President of            1999       99,756          -           4,195             -              -               -
   Technology and Services      1998          N/A        N/A             N/A           N/A            N/A             N/A

Richard M. Clayton              2000      104,250          -           3,046             -         10,000           2,186
   Vice President of            1999       95,832          -           4,546             -              -           2,690
   Marketing                    1998       77,700     12,500           9,542             -              -           2,331

David P. Reddick                2000      102,635          -           4,781             -         10,000           1,380
   Vice President of            1999       93,500          -           5,423             -              -           2,866
   Operations                   1998       73,500          -           4,350             -              -           2,760

(1) Includes all cash and non-cash bonuses paid on a discretionary basis by the Board of Directors as recommended by the Compensation Committee of the Board of Directors. In the case of Dr. Day, the grant of a $100,000 bonus was not paid in 1999, but was paid in 2000; the right to payment was solely at the discretion of Dr. Day.

(2) Includes life and disability insurance premiums and tax services paid on behalf of Dr. Day and medical reimbursement payments and personal mileage on company-owned vehicles on the part of the Named Executive Officers.

(3) Includes matching contributions made by the company on behalf of the Named Executive Officers pursuant to the Company's Profit Sharing 401(k) Plan (the "Plan").

Option/SAR Grants in Last Fiscal Year

         The following table sets forth certain information concerning stock options granted during 2000 to the Named Executive Officers.


                                                                                   Potential Realizable
                                                                                      Value at Assumed
                                                                                    Annual Rates of Stock
                                                                                     Price Appreciation
   Individual Grants                                                                   For Option Term
---------------------------------------------------------------------------------- ------------------------
                                           % of Total
                            Number of     Options/SARs
                           Securities      Granted to
                           Underlying       Employees    Exercise or                                         Grant Date
                          Options/SARs      In Fiscal     Base Price  Expiration                            Present Value
          Name               Granted          Year         $/Share       Date        5% ($)     10% ($)           $
---------------------------------------------------------------------------------------------------------------------------

Dr. John T. Day                10,000            2.66        2.31       4/25/03      26,741       30,746           9,000
                               39,500           10.51        1.44        8/1/05      72,595       91,606          27,453

Duane W. Moss                  10,000            2.66        2.31       4/25/03      26,741       30,746           9,000

Dr. Douglas W. Later           10,000            2.66        2.31       4/25/03      26,741       30,746           9,000

Richard M. Clayton             10,000            2.66        2.31       4/25/03      26,741       30,746           9,000

David P. Reddick               10,000            2.66        2.31       4/25/03      26,741       30,746           9,000


Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/ SAR Values

         The following table sets forth the aggregate value of unexercised options to acquire shares of our common stock held by the Named Executive Officers on December 31, 2000. There were no options exercised by the Named Executive Officers during the fiscal year ended December 31, 2000.


                                                             Number of               Value of
                                                       Securities Underlying       Unexercised
                                                            Unexercised            In-the-Money
                            Shares                          Options/SARs           Options/SARs
                          Acquired on      Value           at FY-End (#)          at FY-End ($)
                           Exercise      Realized           Exercisable/           Exercisable/
          Name                 #             $             Unexercisable        Unexercisable (1)
---------------------------------------------------------------------------------------------------

Dr. John T. Day                -             -             49,500 / -                 - / -

Duane W. Moss                  -             -             36,565 / 66,413            - / -

Dr. Douglas W. Later           -             -             15,000 / -                 - / -

Richard M. Clayton             -             -             36,565 / 66,413            - / -

David P. Reddick               -             -             63,130 / 66,413            - / -


(1) Reflects the difference between the exercise price of the options granted and the value of the common stock on December 31, 2000. The closing price of our common stock on December 31, 2000, as reported by NASDAQ was $1.34 per share, lower than the exercise price of all options.

Employment Contracts

         Following the sale of the explosives business to UEE, Dr. Day will continue as an employee of the Company, and will be covered by a contract with respect to such employment. All of the benefits Dr. Day is entitled to in connection with his employment will remain in force. Dr. Day has entered into a consulting agreement with UEE to provide technical and international business development services. Dr. Day and the Board of Directors of the Company will agree upon a satisfactory reduction to the compensation he receives as an employee of the Company to reflect the time he spends consulting for UEE and the compensation he receives from UEE. The terms of this arrangement have not been finalized.

Performance Graph

         The performance graph reflects the stock price of Mining Services International Corp from January 2000 through September 2001. The stock price fluctuates from approximately $2.50 as of January 2000 to a high of approximately $3.40 in February 2000 and to a low of approximately $.90 in August 2001, ending at approximately $1.30 in September 2001.

         The chart also reflects the trading volume which is consistently less than 50,000 shares with the exception of April 2000 (over 100,000 shares), August 2000 (over 150,000 shares), and March 2001 (over 100,000 shares).

Change in Stock Symbol

         As of Tuesday, November 27, 2001, the Common Stock of the Company will begin trading on the NASDAQ National Market under the symbol "NCEM" to reflect the change of the name of the Company to Nevada Chemicals, Inc. in connection with the sale of the explosives business to UEE.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tabulation shows, as of November 19, 2001, the number of shares of our common stock, par value $0.001, owned beneficially by: (a) all persons known to be the holders of more than five percent (5%) of our voting securities, (b) Directors, (c) Named Executive Officers and (d) all of our Officers and Directors as a group:

                                                         Amount and Natures of
                                                       Beneficial ownership (1)
                                                      -------------------------
Name and Address of Beneficial Owner                  Shares            Percent

E. Bryan Bagley ----------------------------------  2,141,034(2)         28.2%
1470 Arlington Dr.
Salt Lake City, UT 84103

Dr. John T. Day   --------------------------------    630,804(3)          7.7%
5 Dawn Hill
Sandy, Utah 84092

Edward N. Bagley Estate --------------------------    583,280             7.4%
8987 St. Ives Drive
Los Angeles, California 90069

Dr. Lex L. Udy   ---------------------------------    560,906(4)          7.4%
4597 Ledgemont Drive
Salt Lake City, Utah 84124

Nathan L. Wade     -------------------------------    292,822(5)          3.8%
1207 South Main Street
Salt Lake City, Utah 84111

All Officers and Directors
as a group (5 persons) ---------------------------  3,223,660(6)         42.5%

________________________________________________________________________________

(1) Unless otherwise indicated, each person identified in the table has sole voting and investment power with respect to the common stock beneficially owned by such person. The total number of outstanding shares included in the computation of percentages is 7,213,069, plus 377,500 options which are exercisable or become exercisable by executives and directors within 60 days. The current directors of the Company not named above, M. Garfield Cook, James Solomon, James W. Sight and Frances Flood do not own shares in the Company. All of the officers serving the Company during 2000, with the exception of Dr. John T. Day, were terminated as part of the sale of the explosives business to UEE on November 15, 2001. These officers have relinquished all rights to the stock options previously granted.
(2) Includes 1,883,287 shares held by the BLA Irrevocable Investment Trust of which Mr. Bagley is a co-Trustee with a sister, Lisa Higley, and 69,500 options currently exercisable by Mr. Bagley.
(3)      Includes 79,500 options currently exercisable by Dr. Day.
(4) Includes shares owned solely by Dr. Udy's wife and shares in a family limited partnership.
(5) Includes shares held by a partnership of which Mr. Wade is a partner, shares held in an IRA account for the benefit of Mr. Wade's spouse and shares held by Mr. Wade's family members residing in his home; also included are 69,500 options currently exercisable by Mr. Wade.
(6) Includes 39,500 options currently exercisable by each of Directors James Solomon and Frances Flood during 2000 and an additional 40,000 options granted in 2001 currently exercisable by each of James Solomon and Frances Flood.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors and persons who own more than ten percent of a registered class of our stock, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and persons who own more than ten percent of our common stock, are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all forms required by Section 16(a), including amendments thereto, were timely filed, except that former executive officers Douglas Later and Wade Newman were late in filing their reports of initial ownership on Form 3 and former executive officer David Reddick was late in filing a report of change in beneficial ownership on Form 4.

Certain Relationships and Related Transactions

         On April 10, 1998, we provided John T. Day a five-year loan of $75,000 at LIBOR 30-day rate plus 1% adjusted annually each year on the anniversary date. Interest is payable annually with principal due on the date of maturity. The loan is secured with shares of our common stock owned by Dr. Day, and the outstanding principal balance on the loan as of November 15, 2001, was $17,255.


           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee has recommended, and the Board of Directors has selected, the firm of Tanner + Co., independent certified public accountants ("Tanner"), to audit our financial statements for the year ending December 31, 2001. Tanner has audited our financial statements since 1993. Representatives of Tanner are expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

         The Board of Directors unanimously recommends that the shareholders vote FOR ratification of the appointment of Tanner as our independent public accountants.

         The total amount of audit fees paid to Tanner for the year 2000 was $42,666. There were no fees paid to Tanner in 2000 for financial information systems design and implementation. Fees paid to Tanner for the review of Forms 10Q and 8K totaled $10,536 during 2000. All other fees paid to Tanner in 2000 totaled $5,252.

         Our Audit Committee has determined that the above non-audit services provided to us by Tanner are compatible with maintaining Tanner's independence as the auditors of our financial statements.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.


                            PROPOSALS OF SHAREHOLDERS

         Proposals which shareholders intend to present at the Annual Meeting to be held in 2002 must be received by John T. Day, our President, at our executive offices, 8805 South Sandy Parkway, Sandy, Utah 84070, no later than December 31, 2001.


                             ADDITIONAL INFORMATION

         We will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of our 2000 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested) required to be filed with the SEC. Written requests for such information should be directed as set forth below:

                             THE CORPORATE SECRETARY
                             NEVADA CHEMICALS, INC.
                            8805 South Sandy Parkway
                                 Sandy, UT 84070

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                                                                      APPENDIX A

                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                             NEVADA CHEMICALS, INC.


                                    PURPOSE:

         The purpose of the Audit Committee of the Board of Directors of Nevada Chemicals, Inc. (the "Company") shall be:

         - to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

         -to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

         -to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

         -to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

         The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

                                   MEMBERSHIP:

         The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. The members will meet the following criteria:

         1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

         2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

         3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

                                RESPONSIBILITIES:

         The responsibilities of the Audit Committee shall include:

         Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

         Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

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         Reviewing fee arrangements with the independent auditors;

         Reviewing the independent auditors' proposed audit scope, approach and independence;

         Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

         Requesting from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

         Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

         Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

         Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

         Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A;

         Reviewing the Audit Committee's own structure, processes and membership requirements; and

         Performing such other duties as may be requested by the Board of Directors.

                                    MEETINGS:

         The Audit Committee will meet at least two times annually or more frequently, as circumstances dictate. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

         The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

                                    MINUTES:

         The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                                    REPORTS:

         Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.



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                                      PROXY


                             NEVADA CHEMICALS, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints John T Day as Proxy, with full power of substitution, and hereby authorizes him to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned on November 16, 2001 at the Annual Meeting of Shareholders to be held at the Hampton Inn, 10690 South Holiday Park Drive, Sandy, Utah on December 20, 2001 at 2:00 p.m. (local time), or any adjournment thereof.

1.   Proposal to elect five Directors:

       FOR all nominees listed below              WITHHOLD authority to vote
       (except as indicated to the                for  all nominees listed below
       contrary below)

              ___                                            _____

INSTRUCTION: To withhold authority to vote for any individual nominee, cross a line through the nominee's name in the list below.

Nominees:     Dr. John T Day  -  Nathan L Wade - Jim Solomon -

                         Bryan Bagley  -  Frances Flood


2.  Proposal to ratify the selection
    of  Tanner + Co. a s the independent         FOR        AGAINST      ABSTAIN
    auditors to audit the Consolidated
    Financial Statements of the Company          ___        _______      _______
    and its subsidiaries for the year
    ending December 31, 2001.


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign and date this Proxy where shown below and return it promptly.
No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

Signed: ____________________ Signed:___________________ Date: ____________, 2001

Note: (Please sign above exactly as the shares are registered. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)



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